XETEL
CORPORATION


FOR IMMEDIATE RELEASE
---------------------


FOR FURTHER INFORMATION CONTACT:

Company Contact:
Angelo DeCaro, Jr.
XeTel Corporation
President & CEO
(512) 435-1100


                           XETEL CLOSES SALE OF ASSETS

AUSTIN, TX (November 26, 2002) - XeTel Corporation [OTCBB: XTEL] announced that the company received approval from the U.S. Bankruptcy Court in the Western District of Texas for the sale of certain assets of the company to Celestica Acquisition Corp. This sale involves the transfer of certain customers, inventory and fixed assets, assumption of certain liabilities and hiring of certain key customer interface and manufacturing employees. The sale closed on November 26, 2002. The transfer commenced immediately and will be completed on or before December 20, 2002. The total consideration is expected to be $1.3 million to $1.5 million. As previously announced, XeTel will proceed with an orderly liquidation of all other assets under supervision of the U.S. Bankruptcy Court. The company is represented in its Chapter 11 bankruptcy case by Hohmann, Taube & Summers, L.L.P.





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